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Exhibit 99.1

        LETTER OF TRANSMITTAL

GREEN BANCORP, INC.

OFFER FOR ALL OUTSTANDING
8.50% FIXED-TO-FLOATING RATE SUBORDINATED NOTES DUE 2026
IN EXCHANGE FOR
8.50% FIXED-TO-FLOATING RATE SUBORDINATED NOTES DUE 2026
WHICH HAVE BEEN REGISTERED UNDER
THE SECURITIES ACT OF 1933, AS AMENDED,
PURSUANT TO THE PROSPECTUS
DATED                , 2017

        THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., EASTERN TIME, ON                        , 2017 (THE "EXPIRATION DATE"), UNLESS EXTENDED. TENDERS MAY BE WITHDRAWN PRIOR TO 5:00 P.M., EASTERN TIME, ON THE EXPIRATION DATE.

Delivery to:

Wilmington Trust, National Association

Exchange Agent

By Mail, Hand or Overnight Delivery

c/o Wilmington Trust, National Association
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890-1623
Attention: Exchange

By Facsimile:

(302) 636-4139

        DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF THIS LETTER OF TRANSMITTAL VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY OF THIS LETTER OF TRANSMITTAL.

        The prospectus, dated                        , 2017 (the "Prospectus"), of Green Bancorp, Inc., a Texas corporation (the "Company"), and this Letter of Transmittal (the "Letter") together constitute the Company's offer (the "Exchange Offer") to exchange an aggregate principal amount of up to $35,000,000 of its 8.50% Fixed-to-Floating Rate Subordinated Notes due 2026 which have been registered under the Securities Act of 1933, as amended (individually a "new note" and collectively, the "new notes"), for a like principal amount of the Company's issued and outstanding 8.50% Fixed-to-Floating Rate Subordinated Notes due 2026 (individually an "old note" and collectively, the "old notes") from the registered holders thereof. Capitalized terms not defined herein shall have the respective meanings ascribed to them in the Prospectus.

        For each old note accepted for exchange, the holder of such old note will receive a new note having a principal amount equal to the principal amount of the surrendered old note. The new notes will bear interest from and including the most recent date to which interest has been paid or duly provided for on the old notes, or if no interest has been paid or duly provided for, from the date of original issuance. Accordingly, registered holders of new notes will receive interest accruing from and including the most recent date to which interest has been paid or duly provided for on the old notes, unless the record date for the first interest payment after the consummation of the Exchange Offer preceded such date of consummation, in which case the interest payable on such interest payment date will be paid to the holders of the old notes.

        This Letter is to be completed by a holder of old notes if certificates for such old notes are to be forwarded herewith. HOLDERS OF OLD NOTES WHO HAVE PREVIOUSLY VALIDLY DELIVERED A LETTER OF TRANSMITTAL IN CONJUNCTION WITH A VALID TENDER OF OLD NOTES FOR EXCHANGE PURSUANT TO THE PROCEDURES DESCRIBED IN THE PROSPECTUS UNDER THE HEADING "THE EXCHANGE OFFER" ARE NOT REQUIRED TO TAKE ANY FURTHER ACTION TO RECEIVE NEW NOTES. HOLDERS OF OLD NOTES WHO HAVE PREVIOUSLY VALIDLY TENDERED OLD NOTES FOR EXCHANGE OR WHO VALIDLY TENDER OLD NOTES FOR EXCHANGE IN ACCORDANCE WITH THIS LETTER MAY WITHDRAW ANY OLD NOTES SO TENDERED AT ANY TIME PRIOR TO THE EXPIRATION DATE. SEE THE PROSPECTUS UNDER THE HEADING "THE EXCHANGE OFFER" FOR A MORE COMPLETE DESCRIPTION OF THE TENDER AND WITHDRAWAL PROVISIONS.

        Delivery of documents to us does not constitute delivery to the Exchange Agent.

        The method of delivery of old notes, Letters of Transmittal and all other required documents are at the election and risk of the holders. If such delivery is by mail it is recommended that registered mail properly insured, with return receipt requested, be used. In all cases, sufficient time should be allowed to assure timely delivery. No letters of transmittal or old notes should be sent to the Company.

        The undersigned has completed the appropriate boxes below and signed this Letter to indicate the action the undersigned desires to take with respect to the Exchange Offer.

        List below the old notes to which this Letter relates. If the space provided below is inadequate, the certificate numbers and principal amount of old notes should be listed on a separate signed schedule affixed hereto.

DESCRIPTION OF OLD NOTES	1	2	3

Name(s) and Address(es) of Registered Holder(s) (Please fill in, if blank)	Certificate Number(s)	Aggregate Principal Amount of Old Note(s)	Principal Amount Tendered*

	Total

*	Unless otherwise indicated in this column, a holder will be deemed to have tendered ALL of the old notes represented by the old notes indicated in column 2. See Instruction 2. Old notes tendered hereby must be in denominations of principal amount of $1,000 and integral multiples of $1,000 in excess of $1,000. See Instruction 1.

☐	CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

Name:

Address:

        The undersigned represents that it is not engaged in, does not intend to engage in, and does not have an arrangement or understanding with any person to participate in, the distribution of the new notes. If the undersigned is a broker-dealer that will receive new notes for its own account in exchange for old notes that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus in connection with any resale of such new notes; however, by so acknowledging and by delivering such a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

 PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

        Upon the terms and subject to the conditions of the Exchange Offer, the undersigned hereby tenders to the Company the aggregate principal amount of old notes indicated above. Subject to, and effective upon, the acceptance for exchange of the old notes tendered hereby, the undersigned hereby sells, assigns and transfers to, or upon the order of, the Company all right, title and interest in and to such old notes as are being tendered hereby.

        The undersigned hereby irrevocably constitutes and appoints the Exchange Agent (with full knowledge that the Exchange Agent is acting as agent for the Company) as the undersigned's true and lawful agent and attorney in fact with respect to such tendered old notes, with full power of substitution, among other things, to cause the old notes to be assigned, transferred and exchanged.

        The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the old notes, and to acquire new notes issuable upon the exchange of such tendered old notes, and that, when the same are accepted for exchange, the Company will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim when the same are accepted by the Company.

        The undersigned hereby further represents and warrants to the Company that (i) any new notes to be received in exchange for the old notes will have been acquired in the ordinary course of business of the undersigned, (ii) the undersigned has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the new notes, (iii) the undersigned is not an "affiliate" (within the meaning of Rule 405 under the Securities Act) of the Company and (iv) the undersigned is not acting on behalf of any person who could not truthfully make the statements set forth in clauses (i), (ii) and (iii) above.

        If the undersigned is a broker-dealer that will receive new notes for its own account in exchange for old notes, it (i) represents that the old notes to be exchanged for the new notes were acquired by it as a result of market-making activities or other trading activities and (ii) acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such new notes; however, by so acknowledging and by delivering a prospectus meeting the requirements of the Securities Act, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        The undersigned acknowledges that this Exchange Offer is being made in reliance on interpretations by the staff of the Securities and Exchange Commission (the "SEC"), as set forth in no-action letters issued to third parties, that the new notes issued pursuant to the Exchange Offer in exchange for the old notes may be offered for resale, resold and otherwise transferred by holders thereof (other than any such holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such new notes are acquired in the ordinary course of such holders' business and such holders are not engaged in and do not intend to engage in and have no arrangement or understanding with us or any other person to participate in the distribution (within the meaning of the Securities Act) of such new notes, provided further if a holder is a broker-dealer registered under the Exchange Act, the holder is participating in the Exchange Offer for its own account in exchange for old notes that were acquired as a result of market-making or other trading activities and the holder must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such new notes.

        Any holder who is an affiliate of us, who does not acquire the new notes in the ordinary course of business, who intends to participate in the Exchange Offer for the purpose of distributing the new notes or is a broker-dealer registered under the Exchange Act who purchased the old notes directly from us (i) will not be able to rely on the interpretations of the staff of the SEC set forth in the above-mentioned "no-action" letters, (ii) will not be able to tender its old notes in the Exchange Offer and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act, in order to resell the new notes, and be identified as an underwriter in the Prospectus. The undersigned acknowledges that we have not sought or received our own "no-action" letter with respect to the Exchange Offer and the related transactions, and that there can be no assurance that the staff of the SEC will make a determination in the case of the Exchange Offer and such transactions that is similar to its determinations in the above-mentioned no-action letters. The undersigned further acknowledges that we may rely upon each of the foregoing representations and covenants for purposes of the Exchange Offer.

        The undersigned will, upon request, execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the sale, assignment and transfer of the old notes tendered hereby. All authority conferred or agreed to be conferred in this Letter and every obligation of the undersigned hereunder shall be binding upon the successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned. This tender may be withdrawn only in accordance with the procedures set forth in "The Exchange Offer—Withdrawal Rights" section of the Prospectus.

        Unless otherwise indicated herein in the box entitled "Special Issuance Instructions" below, please credit the account indicated below maintained at The Depository Trust Company ("DTC").

DTC Participant	DTC Participant Number

Account Number/Name of Beneficial Owner	Contact Info of Broker/Intermediary

        Similarly, unless otherwise indicated under the box entitled "Special Delivery Instructions" below, please send the new notes (and, if applicable, substitute certificates representing old notes for any old notes not exchanged) to the undersigned at the address shown above in the box entitled "Description of Old Notes."

        THE UNDERSIGNED, BY COMPLETING THE BOX ENTITLED "DESCRIPTION OF OLD NOTES" ABOVE AND SIGNING THIS LETTER, WILL BE DEEMED TO HAVE TENDERED THE OLD NOTES AS SET FORTH IN SUCH BOX ABOVE.

SPECIAL ISSUANCE INSTRUCTIONS (See Instructions 3 and 4)		SPECIAL DELIVERY INSTRUCTIONS (See Instructions 3 and 4)
To be completed ONLY if certificates for old notes not exchanged and/or new notes are to be issued in the name of and sent to someone other than the person or persons whose signature(s) appear(s) on this Letter above.

Issue new notes and/or old notes to:		To be completed ONLY if certificates for old notes not exchanged and/or new notes are to be sent to someone other than the person or persons whose signature(s) appear(s) on this Letter above or to such person or persons at an address other than shown in the box entitled "Description of Old Notes" on this Letter above.

Names (s):		Mail new notes and/or old notes to:

(Please Type or Print)
Names (s):

(Please Type or Print)

(Please Type or Print)

(Please Type or Print)
Address:

	(Zip Code)	Address:

(Zip Code)

(Complete Form W-9)

        IMPORTANT: THIS LETTER OR A FACSIMILE HEREOF (TOGETHER WITH THE CERTIFICATES FOR OLD NOTES AND ALL OTHER REQUIRED DOCUMENTS) MUST BE RECEIVED BY THE EXCHANGE AGENT PRIOR TO 5:00 P.M., EASTERN TIME, ON THE EXPIRATION DATE.

        PLEASE READ THIS ENTIRE LETTER CAREFULLY BEFORE COMPLETING ANY BOX ABOVE.

        IN ORDER TO VALIDLY TENDER OLD NOTES FOR EXCHANGE, HOLDERS OF OLD NOTES MUST COMPLETE, EXECUTE AND DELIVER THIS LETTER.

PLEASE SIGN HERE (To be Completed by All Tendering Holders) (Complete Form W-9 Referenced in Instruction 5 Below)
	,		, 2017

	,		, 2017

(Signature(s) of Owner)		(Date)

        This Letter must be signed by the registered holder(s) as the name(s) appear(s) on the certificate(s) for the old notes hereby tendered or on a security position listing or by any person(s) authorized to become registered holder(s) by endorsements any documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, officer or other person acting in fiduciary or representative capacity, please set forth full title. See Instruction 3.

Name(s):

(Please Type or Print)
Capacity:

Address:

(Including Zip Code)

Principal place of business (if different from address listed above):

(Including Zip Code)

Area Code and Telephone No.:

Taxpayer Identification or Social Security Nos.:

SIGNATURE GUARANTEE
(If required by Instruction 3)

Signature(s) Guaranteed by An Eligible Institution:

(Authorized Signature)

Title:

Name and Firm:

Dated:	, 2017

 INSTRUCTIONS

Forming Part of the Terms and Conditions of the Exchange Offer for the
8.50% Fixed-to-Floating Rate Subordinated Notes due 2026
in Exchange for
8.50% Fixed-to-Floating Rate Subordinated Notes due 2026
Which Have Been Registered Under
The Securities Act of 1933, as Amended
Pursuant to the Prospectus
Dated                    , 2017

1.     Delivery of this Letter and Notes.

        This Letter is to be completed by holders of old notes if certificates are to be forwarded herewith. Certificates for all physically tendered old notes as well as a properly completed and duly executed Letter (or manually signed facsimile hereof) and any other documents required by this Letter, must be received by the Exchange Agent at the address set forth herein prior to 5:00 p.m., Eastern time, on the Expiration Date. Old notes tendered hereby must be in denominations of principal amount of $1,000 and integral multiples of $1,000 in excess thereof; provided that the untendered portion of an old note or the portion thereof not accepted for exchange must be in a principal amount of $1,000 or an integral multiple of $1,000 in excess thereof.

        The method of delivery of this Letter, the old notes and all other required documents is at the election and risk of the tendering holders, but the delivery will be deemed made only when actually received or confirmed by the Exchange Agent. If old notes are sent by mail, it is suggested that the mailing be registered mail, properly insured, with return receipt requested, made sufficiently in advance of the Expiration Date to permit delivery to the Exchange Agent prior to 5:00 p.m., Eastern time, on the Expiration Date.

        See "The Exchange Offer" section of the Prospectus.

2.     Partial Tenders.

        If less than all of the old notes evidenced by a submitted certificate are to be tendered, the tendering holder(s) should fill in the aggregate principal amount of old notes to be tendered in the box above entitled "Description of Old Notes—Principal Amount Tendered." A reissued certificate representing the balance of untendered old notes will be sent to such tendering holder, unless otherwise provided in the appropriate box on this Letter, promptly after the Expiration Date. All of the old notes delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

3.     Signatures on this Letter; Bond Powers and Endorsements; Guarantee of Signatures.

        If this Letter is signed by the holder of the old notes tendered hereby, the signature must correspond exactly with the name as written on the face of the old notes without alteration, enlargement or any change whatsoever.

        If any tendered old notes are owned of record by two or more joint owners, all of such owners must sign this Letter.

        If any tendered old notes are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate copies of this Letter as there are different registrations of certificates.

        When this Letter is signed by the registered holder or holders of the old notes specified herein and tendered hereby, no endorsements of certificates or separate bond powers are required. If,

however, the new notes are to be issued, or any untendered old notes are to be reissued, to a person other than the registered holder, then endorsements of any certificates transmitted hereby or separate bond powers are required. Signatures on such certificate(s) must be guaranteed by a participant in a securities transfer association recognized signature program.

        If this Letter is signed by a person other than the registered holder or holders of any certificate(s) specified herein, such certificate(s) must be properly endorsed or accompanied by appropriate bond powers, in either case signed exactly as the name or names of the registered holder or holders appear(s) on the certificate(s) and signatures on such certificate(s) must be guaranteed by an Eligible Institution (as defined below).

        If this Letter or any certificates or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by the Company, proper evidence satisfactory to the Company of their authority to so act must be submitted.

        Endorsements on certificates for old notes or signatures on bond powers required by this Instruction 3 must be guaranteed by a firm which is a financial institution (including most banks, savings and loan associations and brokerage houses) that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program (each an "Eligible Institution").

        Signatures on this letter need not be guaranteed by an Eligible Institution, provided the old notes are tendered: (i) by a registered holder of old notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on this letter, or (ii) for the account of an Eligible Institution.

4.     Special Issuance and Delivery Instructions.

        Tendering holders of old notes should indicate in the applicable box the name and address to which new notes issued pursuant to the Exchange Offer and/or substitute certificates evidencing old notes not exchanged are to be issued or sent, if different from the name or address of the person signing this Letter. In the case of issuance in a different name, the employer identification or social security number of the person named also must be indicated. If no such instructions are given, such old notes not exchanged will be returned to the name and address of the person signing this Letter.

5.     Taxpayer Identification Number and Backup Withholding.

        A tendering holder whose old notes are accepted for exchange must provide the Exchange Agent (as payor) with such holder's correct Taxpayer Identification Number (a "TIN"), which, in the case of a holder who is an individual, is generally such holder's social security number. If the Exchange Agent is not provided with the correct TIN or an adequate basis for an exemption, such holder may be subject to a $50 penalty imposed by the Internal Revenue Service and backup withholding at the applicable rate, currently 28%, upon the amount of any reportable payments made after the exchange to such tendering holder. If withholding results in an overpayment of taxes, a refund may be obtained.

        To prevent backup withholding, each tendering holder that is a "U.S. Person" (as defined in Section 7701(a)(30) of the U.S. Internal Revenue code of 1986, as amended) must provide such holder's correct TIN by completing a Form W-9 (available from the IRS by calling 1-800-TAX-FORM (1-800-829-3676) or from the IRS website at http://www.irs.gov), certifying that (i) the TIN provided is correct (or that such holder is awaiting a TIN), (ii) (a) the holder is exempt from backup withholding, (b) the holder has not been notified by the Internal Revenue Service that such holder is subject to backup withholding as a result of a failure to report all interest or dividends or (c) the Internal

Revenue Service has notified the holder that such holder is no longer subject to backup withholding and (iii) the holder is a U.S. Person.

        If the holder does not have a TIN, such holder should consult the W-9 General Instructions for instructions on applying for a TIN, write "Applied For" in the space for the TIN in Part 1 of the Form W-9, and sign and date the Form W-9 and the Certificate of Awaiting Taxpayer Identification Number set forth herein. If the holder does not provide such holder's TIN to the Exchange Agent within 60 days, backup withholding will begin and continue until such holder furnishes such holder's TIN to the Exchange Agent. Note: Writing "Applied For" on the form means that the holder has already applied for a TIN or that such holder intends to apply for one in the near future.

        If the old notes are held in more than one name or are not in the name of the actual owner, consult the W-9 General Instructions for information on which TIN to report.

        Exempt holders (including, among others, certain foreign persons) are not subject to these backup withholding and reporting requirements. To prevent possible erroneous backup withholding, an exempt holder that is a U.S. Person should write "Exempt" in Part 2 of Form W-9. See the W-9 General Instructions for additional instructions. In order for a holder that is not a U.S. Person to qualify as exempt, each such holder must submit a properly completed appropriate IRS Form W-8 (available from the IRS by calling 1-800-TAX-FORM (1-800-829-3676) or from the IRS website at http://www.irs.gov), certifying, under penalties of perjury, that such holder is not a U.S. Person.

6.     Transfer Taxes.

        The Company will pay all transfer taxes, if any, applicable to the transfer of old notes to it or its order pursuant to the Exchange Offer. If, however, new notes and/or substitute old notes not exchanged are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the old notes tendered hereby, or if tendered old notes are registered in the name of any person other than the person signing this Letter, or if a transfer tax is imposed for any reason other than the transfer of old notes to the Company or its order pursuant to the Exchange Offer, the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted herewith, the amount of such transfer taxes will be billed directly to such tendering holder. Except as provided in this Instruction 6, it will not be necessary for transfer tax stamps to be affixed to the old notes specified in this Letter.

7.     Waiver of Conditions.

        The Company reserves the right (in its reasonable discretion) to waive satisfaction of any or all conditions enumerated in the Prospectus.

8.     No Conditional Tenders; Defects.

        No alternative, conditional, irregular or contingent tenders will be accepted. All tendering holders of old notes, by execution of this Letter, shall waive any right to receive notice of the acceptance of their old notes for exchange.

        Neither the Company, the Exchange Agent, the Trustee nor any other person is obligated to give notice of any defect or irregularity with respect to any tender of old notes, nor shall any of them incur any liability for failure to give any such notice.

9.     Mutilated, Lost, Stolen or Destroyed Old Notes.

        Any holder whose old notes have been mutilated, lost, stolen or destroyed should contact the Exchange Agent at the address indicated above for further instructions.

10.   Withdrawal Rights.

        Tenders of old notes may be withdrawn at any time prior to 5:00 p.m., Eastern time, on the Expiration Date.

        For a withdrawal of a tender of old notes to be effective, a written notice of withdrawal must be received by the Exchange Agent at the address set forth above prior to 5:00 p.m., Eastern time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having tendered the old notes to be withdrawn (the "Depositor"), (ii) identify the old notes to be withdrawn (including certificate number or numbers and the principal amount of such old notes), (iii) contain a statement that such holder is withdrawing such holder's election to have such old notes exchanged, (iv) be signed by the holder in the same manner as the original signature on the Letter by which such old notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer to have the Trustee with respect to the old notes register the transfer of such old notes in the name of the person withdrawing the tender and (v) specify the name in which such old notes are registered, if different from that of the Depositor. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, whose determination shall be final and binding on all parties. Any old notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer and no new notes will be issued with respect thereto unless the old notes so withdrawn are validly retendered. Any old notes that have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn old notes may be retendered by following the procedures described above at any time prior to 5:00 p.m., Eastern time, on the Expiration Date.

11.   Requests for Assistance or Additional Copies.

        Questions relating to the procedure for tendering or withdrawing tenders of old notes in the Exchange Offer, as well as requests for additional copies of the Prospectus, this Letter and other related documents may be directed to the Exchange Agent, at the address and telephone number indicated above.

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  Exhibit 99.1
PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY
INSTRUCTIONS Forming Part of the Terms and Conditions of the Exchange Offer for the 8.50% Fixed-to-Floating Rate Subordinated Notes due 2026 in Exchange for 8.50% Fixed-to-Floating Rate Subordinated Notes due 2026 Which Have Been Registered Under The Securities Act of 1933, as Amended Pursuant to the Prospectus Dated , 2017